UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 6, 2017

MTS SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-02382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(I.R.S. EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE

EDEN PRAIRIE, MN 55344

(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES, INCLUDING ZIP CODE)

(952) 937-4000

(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐                      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.                                        Entry into a Material Definitive Agreement.

On July 6, 2017, MTS Systems Corporation (the “Company”) entered into an amendment (the “Amendment”) to its Credit Agreement dated as of July 5, 2016 among the Company, the Company’s foreign subsidiaries from time to time party thereto, the lenders from time to time party thereto, U.S. Bank National Association and HSBC Bank USA, National Association as Co-Documentation Agents, Wells Fargo Bank, National Association as Syndication Agent, JPMorgan Chase Bank, N.A. as Administrative Agent and JP Morgan Chase Bank, N.A. and Wells Fargo Securities, LLC as Joint Bookrunners and Joint Lead Arrangers (the “Credit Agreement”).  The Credit Agreement provides for a senior secured credit facility.

The Credit Agreement was amended to decrease the applicable interest rate margin for the Tranche B Term Loans under the Credit Agreement by 100 basis points for both Eurocurrency Term Loans and ABR Term Loans (as defined in the Credit Agreement).  As a result, the applicable margin for Tranche B Term Loans designated as Eurocurrency Term Loans will be 3.25% and the applicable rate for Tranche B Term Loans designated as ABR Term Loans will be 2.25%.  In addition, the applicable margin for loans under the revolving credit facility, as well as the commitment fee payable on the average daily amount of the available revolving commitment, was reduced to the percentages set forth below determined in accordance with the following pricing grid based on the Company’s total leverage ratio:

	Total Leverage Ratio	Commitment Fee Rate	Eurocurrency Spread for Revolving Loans	ABR Spread for Revolving Loans
Category 1:	< 2.00 to 1.00	0.25%	2.00%	1.00%
Category 2:	> 2.00 to 1.00 but < 2.50 to 1.00	0.25%	2.25%	1.25%
Category 3:	> 2.50 to 1.00 but < 3.00 to 1.00	0.30%	2.50%	1.50%
Category 4:	> 3.00 to 1.00 but < 3.50 to 1.00	0.35%	2.75%	1.75%
Category 5:	> 3.50 to 1.00	0.40%	3.00%	2.00%

The Amendment also reset the period during which a 1.0% premium payment may be required for a “Repricing Transaction” (as defined in the Credit Agreement) until one year after the effective date of the Amendment.

The financial institutions party to the Credit Agreement and the Amendment have performed and may continue to perform commercial banking and financial services for the Company for which they have received and will continue to receive customary fees.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference in this Current Report on Form 8-K.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 7.01.                                        Regulation FD Disclosure.

On July 6, 2017, the Company issued a press release announcing the Amendment.  A copy of the press release is attached hereto as Exhibit 99.1.  The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act.  Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                        Amendment No. 2 to Credit Agreement, dated as of July 6, 2017, among MTS Systems Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent and Swingline Lender, JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as Issuing Banks, the Revolving Lenders party thereto and Bank of America, N.A., as an Additional Lender.

99.1                        Press Release dated July 6, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION (Registrant)

Date: July 6, 2017	By:	/s/ Brian T. Ross
Brian T. Ross Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
10.1

Amendment No. 2 to Credit Agreement, dated as of July 6, 2017, among MTS Systems Corporation, JPMorgan Chase Bank, N.A., as Administrative Agent and Swingline Lender, JPMorgan Chase Bank, N.A. and U.S. Bank National Association, as Issuing Banks, the Revolving Lenders party thereto and Bank of America, N.A., as an Additional Lender.

Filed Electronically
99.1	Press Release dated July 6, 2017	Filed Electronically